EXHIBIT 12.1



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                        Three       Three
                                        Months      Months                                         4/28/93  |  1/1/93
                                        Ended       Ended                                          through  |  through
                                        3/31/97     3/31/96      1996        1995        1994      12/31/93 |  4/27/93       1992
                                        -------     -------    -------     -------     --------    -------- |  -------     --------
                                                                                                            |
Earnings:                                                                                                   |
  Earnings (Loss) Before Income                                                                             |
   Taxes, Minority Interest and                                                                             |
   Extraordinary Items                  $  124      $   95     $  428      $  310      $  (651)      ($52)  |   ($977)      ($125)
  Plus:                                                                                                     |
   Interest Expense (a)                     42          47        165         213          241        165   |      52         153
   Capitalized Interest                     (6)         (1)        (5)         (6)         (17)        (8)  |      (2)         (6)
   Amortization of Capitalized                                                                              |
    Interest                                 1           1          3           2            1          0   |       0           0
   Portion of Rent Expense                                                                                  |
    Representative of Interest                                                                              |
    Expense (a)                             94          89        359         360          337        216   |     117         324
                                        ------      ------     ------      ------      -------     ------   |  ------      ------
                                           255         231        950         879          (89)       321   |    (810)        346
                                        ------      ------     ------      ------      -------     ------   |  ------      ------
Fixed Charges:                                                                                              |
   Interest Expense (a)                     42          47        165         213          241        165   |      52         153
   Portion of Rent Expense                                                                                  |
    Representative of                                                                                       |
    Interest Expense (a)                    94          89        359         360          337        216   |     117         324
                                        ------      ------     ------      ------      -------     ------   |  ------      ------
Total Fixed Charges                        136         136        524         573          578        381   |     169         477
                                        ------      ------     ------      ------      -------     ------   |  ------      ------
Coverage Adequacy (Deficiency)          $  119      $   95     $  426      $  306      $  (667)    $  (60)  |  $ (979)     $ (131)
                                        ======      ======     ======      ======      =======     ======   |  ======      ======
Coverage Ratio                            1.88        1.70       1.81        1.53          n/a        n/a   |     n/a         n/a
                                        ======      ======     ======      ======      =======     ======   |  ======      ======


Note: A vertical black line is shown in the table above to separate Continental's post-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting.
    (a) Includes Fair Market Value Adjustments resulting from the Company's emergence from bankruptcy.